110801000 776

One Commerce Plaza, 99 Washington Avenue
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF INCORPORATION
OF
NOWIGENCE INC.

(Insert Corporate Name)

Under Section 402 of the Business Corporation Law

FIRST: The name of the corporation is:

NOWIGENCE INC.

SECOND: This corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The county, within this state, in which the office of the corporation is to be located is: SARATOGA

FOURTH: The total number of shares which the corporation shall have authority to issue and a statement of the par value of each share or a statement that the shares are without par value are: 200 No Par Value

FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against the corporation may be served. The address to which the Secretary of State shall mail a copy of any process accepted on behalf of the corporation is:

C/o Sheena Bhatia
31 Torrey Pines
Clifton Park, NY 12065

SIXTH: Name and address of the designated registered agent of the corporation upon whom process against the corporation may be served:

InCorp Services, Inc.

One Commerce Plaza - 99 Washington Ave., Suite 805-A
Albany, NY 12210-2822

110801000776

DocuSign Envelope ID: 4CCFBEAE-25A4-4880-B26B-EA6764BE878D

110801000 776

Incorporator Information Required

X Anoop Bhatia
(Signature)

ANOOP BHATIA
(Type or Print Name)

31 TORREY PINES
(Address)

CLIFTON PARK, NY 12065
(City, State, Zip Code)

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED AUG 0 1 2011
TAX $ 10
BY: Sara

CERTIFICATE OF INCORPORATION
OF

NOWIGENCE INC.
(Insert Corporate Name)

Under Section 402 of the Business Corporation Law

Filed by: MyUSACorporation.com
(Name)

40 Exchange Place, Suite 1301
(Mailing Address)

New York, NY 10005
(City, State and Zip Code)

Note: This form was prepared by the New York State Department of State for filing a certificate of incorporation for a business corporation. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that legal documents be prepared under the guidance of an attorney. The fee for a certificate of incorporation is $125 plus the applicable tax on shares required by Section 180 of the Tax Law. The minimum tax on shares is $10. The tax on 200 no par value shares is $10 (total $135). Checks should be made payable to the Department of State for the total amount of the filing fee and tax.

For DOS use only

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